Shareholders and Board of
Directors
The Primary Trend Fund, Inc.
Page 3









     Report of Independent
 Registered Public Accounting
             Firm



Shareholders and Board of
Directors
The Primary Trend Fund, Inc.
Milwaukee, Wisconsin


In planning and performing our
audit    of    the   financial
statements   of  The   Primary
Trend Fund, Inc. the Fund,  as
of and for the year ended June
30,  2007, in accordance  with
the  standards of  the  Public
Company  Accounting  Oversight
Board   United   States,    we
considered    its     internal
control     over     financial
reporting,  including  control
activities   for  safeguarding
securities,  as  a  basis  for
designing     our     auditing
procedures for the purpose  of
expressing our opinion on  the
financial  statements  and  to
comply  with  the requirements
of Form N-SAR, but not for the
purpose   of   expressing   an
opinion  on  the effectiveness
of  the Funds internal control
over    financial   reporting.
Accordingly,  we  express   no
such opinion.

The management of the Fund  is
responsible  for  establishing
and    maintaining    internal
control     over     financial
reporting.  In fulfilling this
responsibility, estimates  and
judgments  by  management  are
required    to   assess    the
expected benefits and  related
costs of controls.  A companys
internal     control      over
financial   reporting   is   a
process  designed  to  provide
reasonable assurance regarding
the  reliability of  financial
reporting  and the preparation
of  financial  statements  for
external      purposes      in
accordance   with   accounting
principles generally  accepted
in   the   United  States   of
America.      Such    internal
control     over     financial
reporting  includes   policies
and  procedures  that  provide
reasonable assurance regarding
prevention or timely detection
of  unauthorized  acquisition,
use   or  disposition   of   a
companys  assets  that   could
have a material effect on  the
financial statements.

Because    of   its   inherent
limitations, internal  control
over  financial reporting  may
not    prevent    or    detect
misstatements.           Also,
projection  of any  evaluation
of   effectiveness  to  future
periods is subject to the risk
that   controls   may   become
inadequate because of  changes
in   conditions  or  that  the
degree of compliance with  the
policies  or  procedures   may
deteriorate.

A  control  deficiency  exists
when  the  design or operation
of  a  control does not  allow
management  or  employees,  in
the    normal    course     of
performing   their    assigned
functions,   to   prevent   or
detect  misstatements   on   a
timely  basis.  A  significant
deficiency   is   a    control
deficiency, or combination  of
control   deficiencies,   that
adversely affects the companys
ability      to      initiate,
authorize, record, process  or
report external financial data
reliably  in  accordance  with
accounting          principles
generally  accepted   in   the
United States of America  such
that  there  is  more  than  a
remote   likelihood   that   a
misstatement  of   the   Funds
annual  or  interim  financial
statements that is  more  than
inconsequential  will  not  be
prevented   or  detected.    A
material weakness is a control
deficiency, or combination  of
control   deficiencies,   that
results  in  a  more  than   a
remote   likelihood   that   a
material misstatement  of  the
annual  or  interim  financial
statements   will    not    be
prevented or detected.

Our  consideration of internal
control     over     financial
reporting      would       not
necessarily    disclose    all
deficiencies    in    internal
control     over     financial
reporting   that   might    be
significant  deficiencies   or
material   weaknesses    under
standards established  by  the
Public    Company   Accounting
Oversight Board United States.
However,    we    noted     no
deficiencies  in   the   Funds
internal     control      over
financial  reporting  and  its
operation, including  controls
for   safeguarding  securities
that   we   consider   to   be
material    weaknesses,     as
defined above, as of June  30,
2007.



This report is intended solely
for the information and use of
management,   the   Board   of
Directors of the Fund and  the
Securities    and     Exchange
Commission,   and    is    not
intended to be, and should not
be,  used by anyone other than
these specified parties.



Houston, Texas
August 16, 2007